Exhibit 99.1
News Release
USA Compression Partners, LP
8117 Preston Road, Suite 510A
Dallas, Texas 75225
usacompression.com
USA Compression Partners Reports Fourth-Quarter 2024 Results and Provides 2025 Outlook; Achieves Record Results
DALLAS, Texas, February 11, 2025 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for fourth-quarter 2024.
Financial Highlights
•Record total revenues of $245.9 million for fourth-quarter 2024, compared to $225.0 million for fourth-quarter 2023.
•Net income was $25.4 million for fourth-quarter 2024, compared to $12.8 million for fourth-quarter 2023.
•Record net cash provided by operating activities was $130.2 million for fourth-quarter 2024, compared to $91.6 million for fourth-quarter 2023.
•Adjusted EBITDA of $155.5 million for fourth-quarter 2024, compared to $138.6 million for fourth-quarter 2023.
•Distributable Cash Flow of $96.3 million for fourth-quarter 2024, compared to $79.9 million for fourth-quarter 2023.
•Distributable Cash Flow Coverage was 1.56x for fourth-quarter 2024, compared to 1.48x for fourth-quarter 2023.
•Paid cash distribution of $0.525 per common unit for fourth-quarter 2024, consistent with fourth-quarter 2023.
Operational Highlights
•Record average revenue-generating horsepower of 3.56 million for fourth-quarter 2024, compared to 3.41 million for fourth-quarter 2023.
•Record average revenue per revenue-generating horsepower per month of $20.85 for fourth-quarter 2024, compared to $19.52 for fourth-quarter 2023.
•Average horsepower utilization was 94.5% for fourth-quarter 2024, compared to 94.1% for fourth-quarter 2023.
“Our fourth-quarter financial results included another consecutive quarter of record-setting revenues and Adjusted EBITDA, as well as record-setting Distributable Cash Flow and Distributable Cash Flow Coverage. These financial results were driven by improved operational efficiencies as we again achieved record average revenue per-horsepower of $20.85 and record revenue-generating horsepower of 3.56 million, which continues to reflect the tight contract compression service space,” commented Clint Green, USA Compression’s President and Chief Executive Officer.
“We believe the macro backdrop continues to be favorable in the near- and medium-term. We expect the price of oil to remain constructive and continue to drive growth in associated gas volumes, particularly in the Permian. We believe our assets in Texas, Oklahoma, and Louisiana will benefit from anticipated growth in natural gas volumes necessary to support increased LNG and pipeline exports along the Gulf Coast, as well as the electrification of everything, driven by AI and data center demand.”
“Looking forward to 2025, we anticipate an expansion capital range of $120 million to $140 million with a refocus on contracted new horsepower unit additions that will be largely back-end loaded for the year. Additionally, we expect the Energy Transfer shared services model to begin taking effect at the outset of 2025 and anticipate a reduction in back-office costs as well as enhance management of the business from an operations perspective throughout 2025 and 2026.”
Expansion capital expenditures were $37.6 million, maintenance capital expenditures were $8.2 million, and cash interest expense, net was $46.4 million for fourth-quarter 2024.
On January 16, 2025, the Partnership announced a fourth-quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution was paid on February 7, 2025, to common unitholders of record as of the close of business on January 27, 2025.

Operational and Financial Data

	Three Months Ended						Year Ended
	December 31, 2024		September 30, 2024		December 31, 2023		December 31, 2024		December 31, 2023
Operational data:
Fleet horsepower (at period end) (1)	3,862,102		3,862,445		3,775,660		3,862,102		3,775,660
Revenue-generating horsepower (at period end) (2)	3,567,842		3,570,508		3,433,775		3,567,842		3,433,775
Average revenue-generating horsepower (3)	3,563,306		3,560,891		3,408,934		3,528,172		3,328,999
Revenue-generating compression units (at period end)	4,269		4,270		4,237		4,269		4,237
Horsepower utilization (at period end) (4)	94.6%		94.4%		94.3%		94.6%		94.3%
Average horsepower utilization (for the period) (4)	94.5%		94.6%		94.1%		94.6%		93.4%

Financial data ($ in thousands, except per horsepower data):
Total revenues	$245,892		$239,968		$225,049		$950,449		$846,178
Average revenue per revenue-generating horsepower per month (5)	$20.85		$20.60		$19.52		$20.43		$18.86
Net income	$25,437		$19,327		$12,841		$99,575		$68,268
Operating income	$74,529		$75,676		$68,543		$294,449		$231,981
Net cash provided by operating activities	$130,195		$48,481		$91,604		$341,334		$271,885
Gross margin	$99,259		$90,917		$89,386		$372,967		$315,374
Adjusted gross margin (6)	$168,214		$158,154		$151,856		$637,723		$561,470
Adjusted gross margin percentage (7)	68.4%		65.9%		67.5%		67.1%		66.4%
Adjusted EBITDA (6)	$155,524		$145,690		$138,616		$584,282		$511,939
Adjusted EBITDA percentage (7)	63.2%		60.7%		61.6%		61.5%		60.5%
Distributable Cash Flow (6)	$96,259		$86,606		$79,888		$355,317		$281,113
Distributable Cash Flow Coverage Ratio (6)	1.56	x	1.41	x	1.48	x	1.44	x	1.35	x
____________________________________
(1)Fleet horsepower is horsepower for compression units that have been delivered to the Partnership and excludes 20,310 and 21,690 of non-marketable horsepower as of December 31, 2024, and 2023, respectively. As of December 31, 2024, the Partnership had no horsepower on order. Subsequent to December 31, 2024, the Partnership ordered 10,000 large horsepower for expected delivery during 2025.
(2)Revenue-generating horsepower is horsepower under contract for which the Partnership is billing a customer.
(3)Calculated as the average of the month-end revenue-generating horsepower for each of the months in the period.
(4)Horsepower utilization is calculated as (i) the sum of (a) revenue-generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is expected to be delivered, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue-generating horsepower and fleet horsepower was 92.4%, 92.4%, and 90.9% at December 31, 2024, September 30, 2024, and December 31, 2023, respectively.
Average horsepower utilization based on revenue-generating horsepower and fleet horsepower was 92.2%, 92.3%, and 90.8% for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively. Average horsepower utilization based on revenue-generating horsepower and fleet horsepower was 91.7% and 89.2% for the years ended December 31, 2024 and 2023, respectively.
(5)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue-generating horsepower at the end of each month in the period.
(6)Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(7)Adjusted gross margin percentage and Adjusted EBITDA percentage are calculated as a percentage of revenue.

Liquidity and Long-Term Debt
As of December 31, 2024, the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of December 31, 2024, the Partnership had outstanding borrowings under the revolving credit facility of $772.1 million and, after accounting for outstanding letters of credit in the amount of $0.8 million, $827.1 million of remaining unused availability of which, due to restrictions related to compliance with the applicable financial covenants, $782.5 million was available to be drawn. As of December 31, 2024, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2027 and 7.125% senior notes due 2029 was $750.0 million and $1.0 billion, respectively.
Full-Year 2025 Outlook
USA Compression is providing its full-year 2025 guidance as follows (in thousands):

	Full-Year 2025 Outlook
	Low	High
Adjusted EBITDA (1)	$590,000	$610,000
Distributable Cash Flow (1)	$350,000	$370,000

Capital Expenditures:
Expansion capital expenditures (2)	$120,000	$140,000
Maintenance capital expenditures	$38,000	$42,000
____________________________________
(1)The Partnership is unable to reconcile projected Adjusted EBITDA and Distributable Cash Flow to projected net income (loss) and projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP because components of the required calculations cannot be reasonably estimated, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
(2)Includes approximately $21 million of other business support capital that includes vehicles, tools, and IT infrastructure.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss fourth-quarter 2024 performance. The call will be broadcast live over the internet. Investors may participate by audio webcast, or if located in the U.S. or Canada, by phone. A replay will be available shortly after the call via the “Events” page of USA Compression’s Investor Relations website.

By Webcast:	Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at https://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software.

By Phone:	Dial (888) 440-5655 at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call or conference ID 8970064.
About USA Compression Partners, LP
USA Compression Partners, LP is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers, and transporters of natural gas and crude oil. USA Compression focuses on providing midstream natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities, and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes Adjusted gross margin is useful to investors as a supplemental measure of the Partnership’s operating profitability. Management uses adjusted gross margin to assess operating performance as compared to historical results, budget and forecast amounts, expected return on capital investment, and our competitors. Adjusted gross margin primarily is impacted by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume, and per-unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units, and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted gross margin, as presented, may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its cost structure. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes it is important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year, and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense (benefit). The Partnership defines Adjusted EBITDA as EBITDA plus impairment of assets, impairment of goodwill, interest income on capital leases, unit-based compensation expense (benefit), severance charges, certain transaction expenses, loss (gain) on disposition of assets, loss on extinguishment of debt, loss (gain) on derivative instrument, and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure, or the historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes Adjusted EBITDA provides useful information to investors because, when viewed in conjunction with the Partnership’s GAAP results and the accompanying reconciliations, it may provide a more complete assessment of the Partnership’s performance as compared to considering solely GAAP results. Management also believes that external users of the Partnership’s financial statements benefit from having access to the same financial measures that management uses to evaluate the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense (benefit), impairment of assets, impairment of goodwill, certain transaction expenses, severance charges, loss (gain) on disposition of assets, loss on extinguishment of debt, change in fair value of derivative instrument, proceeds from insurance recovery, and other, less distributions on Preferred Units and maintenance capital expenditures.
Distributable Cash Flow should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Distributable Cash Flow, as presented, may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors, and others to compare the cash flows that the Partnership generates (after distributions on Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions that the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as the period’s Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it permits management, investors, and others to assess the Partnership’s ability to pay distributions to common unitholders out of the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio, as presented, may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership for its 2025 fiscal year. The Partnership is unable to reconcile projected Adjusted EBITDA and Distributable Cash Flow to projected net income (loss) and projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP because components of the required calculations cannot be reasonably estimated, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.

See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income and net cash provided by operating activities, and net income and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2025 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in economic conditions of the crude oil and natural gas industries, including any impact from the ongoing military conflict involving Russia and Ukraine or the conflict in the Middle East;
•changes in general economic conditions, including inflation or supply chain disruptions;
•changes in the long-term supply of and demand for crude oil and natural gas;
•competitive conditions in the Partnership’s industry, including competition for employees in a tight labor market;
•our ability to realize the anticipated benefits of the shared services integration with Energy Transfer;
•changes in the availability and cost of capital, including changes to interest rates;
•renegotiation of material terms of customer contracts;
•actions taken by the Partnership’s customers, competitors, and third-party operators;
•operating hazards, natural disasters, epidemics, pandemics, weather-related impacts, casualty losses, and other matters beyond the Partnership’s control;
•the deterioration of the financial condition of the Partnership’s customers, which may result in the initiation of bankruptcy proceedings with respect to certain customers;
•the restrictions on the Partnership’s business that are imposed under the Partnership’s long-term debt agreements;
•information technology risks, including the risk from cyberattacks, cybersecurity breaches, and other disruptions to the Partnership’s information systems;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contact:
USA Compression Partners, LP
Investor Relations
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues:
Contract operations	$222,985	$220,518	$212,325	$885,250	$802,562
Parts and service	6,854	5,756	6,757	23,897	21,890
Related party	16,053	13,694	5,967	41,302	21,726
Total revenues	245,892	239,968	225,049	950,449	846,178
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	77,678	81,814	73,193	312,726	284,708
Depreciation and amortization	68,955	67,237	62,470	264,756	246,096
Selling, general, and administrative	20,302	15,364	18,578	72,666	72,714
Loss (gain) on disposition of assets	3,826	(123)	2,265	4,939	(1,667)
Impairment of assets	602	—	—	913	12,346
Total costs and expenses	171,363	164,292	156,506	656,000	614,197
Operating income	74,529	75,676	68,543	294,449	231,981
Other income (expense):
Interest expense, net	(48,616)	(49,361)	(44,832)	(193,471)	(169,924)
Loss on extinguishment of debt	—	—	—	(4,966)	—
Gain (loss) on derivative instrument	—	(6,218)	(10,538)	5,684	7,449
Other	27	23	23	110	127
Total other expense	(48,589)	(55,556)	(55,347)	(192,643)	(162,348)
Net income before income tax expense	25,940	20,120	13,196	101,806	69,633
Income tax expense	503	793	355	2,231	1,365
Net income	25,437	19,327	12,841	99,575	68,268
Less: distributions on Preferred Units	(4,387)	(4,388)	(11,212)	(17,550)	(47,775)
Net income attributable to common unitholders’ interests	$21,050	$14,939	$1,629	$82,025	$20,493

Weighted average common units outstanding – basic	117,074	117,017	99,715	113,389	98,634

Weighted average common units outstanding – diluted	118,089	118,256	102,929	114,501	100,675

Basic net income per common unit	$0.18	$0.13	$0.02	$0.72	$0.21

Diluted net income per common unit	$0.18	$0.13	$0.02	$0.72	$0.20

Distributions declared per common unit for respective periods	$0.525	$0.525	$0.525	$2.10	$2.10

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

December 31, 2024
Selected Balance Sheet data:
Total assets	$2,745,601
Long-term debt, net	$2,502,557
Total partners’ deficit	$(141,051)

Common units outstanding	117,314,783

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by operating activities	$130,195	$48,481	$91,604	$341,334	$271,885
Net cash used in investing activities	(26,920)	(28,379)	(79,262)	(202,014)	(232,653)
Net cash used in financing activities	(103,340)	(20,032)	(12,337)	(139,317)	(39,256)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Total revenues	$245,892	$239,968	$225,049	$950,449	$846,178
Cost of operations, exclusive of depreciation and amortization	(77,678)	(81,814)	(73,193)	(312,726)	(284,708)
Depreciation and amortization	(68,955)	(67,237)	(62,470)	(264,756)	(246,096)
Gross margin	$99,259	$90,917	$89,386	$372,967	$315,374
Depreciation and amortization	68,955	67,237	62,470	264,756	246,096
Adjusted gross margin	$168,214	$158,154	$151,856	$637,723	$561,470

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$25,437	$19,327	$12,841	$99,575	$68,268
Interest expense, net	48,616	49,361	44,832	193,471	169,924
Depreciation and amortization	68,955	67,237	62,470	264,756	246,096
Income tax expense	503	793	355	2,231	1,365
EBITDA	$143,511	$136,718	$120,498	$560,033	$485,653
Unit-based compensation expense (1)	5,552	2,669	4,517	16,552	22,169
Transaction expenses (2)	(23)	(15)	46	133	46
Severance charges	2,056	223	752	2,430	841
Loss (gain) on disposition of assets	3,826	(123)	2,265	4,939	(1,667)
Loss on extinguishment of debt (3)	—	—	—	4,966	—
Loss (gain) on derivative instrument	—	6,218	10,538	(5,684)	(7,449)
Impairment of assets (4)	602	—	—	913	12,346
Adjusted EBITDA	$155,524	$145,690	$138,616	$584,282	$511,939
Interest expense, net	(48,616)	(49,361)	(44,832)	(193,471)	(169,924)
Non-cash interest expense	2,245	2,251	1,819	8,748	7,279
Income tax expense	(503)	(793)	(355)	(2,231)	(1,365)
Transaction expenses	23	15	(46)	(133)	(46)
Severance charges	(2,056)	(223)	(752)	(2,430)	(841)
Cash received on derivative instrument	—	2,000	2,501	6,888	6,245
Other	777	330	1,494	1,204	1,448
Changes in operating assets and liabilities	22,801	(51,428)	(6,841)	(61,523)	(82,850)
Net cash provided by operating activities	$130,195	$48,481	$91,604	$341,334	$271,885
____________________________________
(1)For the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, unit-based compensation expense included $0.9 million, $1.0 million, and $1.0 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.2 million, $0, and $0.3 million, respectively, related to the cash portion of the settlement of phantom unit awards upon vesting. For the years ended December 31, 2024, and 2023, unit-based compensation expense included $3.9 million and $4.4 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.2 million and $0.3 million, respectively, related to the cash portion of the settlement of phantom unit awards upon vesting. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)This loss on extinguishment of debt is a result of the satisfaction and discharge of the senior notes due 2026. This amount represents the write-off of deferred financing costs of $4.3 million and the difference between (i) the purchase price of U.S. government securities of $748.8 million used to redeem the senior notes due 2026 and (ii) the aggregate outstanding principal balance and accrued interest of the senior notes due 2026 of $748.1 million at the time of purchase of the government securities.
(4)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended						Year Ended
	December 31, 2024		September 30, 2024		December 31, 2023		December 31, 2024		December 31, 2023
Net income	$25,437		$19,327		$12,841		$99,575		$68,268
Non-cash interest expense	2,245		2,251		1,819		8,748		7,279
Depreciation and amortization	68,955		67,237		62,470		264,756		246,096
Non-cash income tax expense (benefit)	147		330		(6)		574		(52)
Unit-based compensation expense (1)	5,552		2,669		4,517		16,552		22,169
Transaction expenses (2)	(23)		(15)		46		133		46
Severance charges	2,056		223		752		2,430		841
Loss (gain) on disposition of assets	3,826		(123)		2,265		4,939		(1,667)
Loss on extinguishment of debt (3)	—		—		—		4,966		—
Change in fair value of derivative instrument	—		8,218		13,039		1,204		(1,204)
Impairment of assets (4)	602		—		—		913		12,346
Distributions on Preferred Units	(4,387)		(4,388)		(11,212)		(17,550)		(47,775)
Maintenance capital expenditures (5)	(8,151)		(9,123)		(6,643)		(31,923)		(25,234)
Distributable Cash Flow	$96,259		$86,606		$79,888		$355,317		$281,113
Maintenance capital expenditures	8,151		9,123		6,643		31,923		25,234
Transaction expenses	23		15		(46)		(133)		(46)
Severance charges	(2,056)		(223)		(752)		(2,430)		(841)
Distributions on Preferred Units	4,387		4,388		11,212		17,550		47,775
Other	630		—		1,500		630		1,500
Changes in operating assets and liabilities	22,801		(51,428)		(6,841)		(61,523)		(82,850)
Net cash provided by operating activities	$130,195		$48,481		$91,604		$341,334		$271,885

Distributable Cash Flow	$96,259		$86,606		$79,888		$355,317		$281,113

Distributions for Distributable Cash Flow Coverage Ratio (6)	$61,702		$61,437		$54,067		$245,990		$208,856

Distributable Cash Flow Coverage Ratio	1.56	x	1.41	x	1.48	x	1.44	x	1.35	x
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(1)For the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, unit-based compensation expense included $0.9 million, $1.0 million, and $1.0 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.2 million, $0, and $0.3 million, respectively, related to the cash portion of the settlement of phantom unit awards upon vesting. For the years ended December 31, 2024, and 2023, unit-based compensation expense included $3.9 million and $4.4 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.2 million and $0.3 million, respectively, related to the cash portion of the settlement of phantom unit awards upon vesting. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)This loss on extinguishment of debt is a result of the satisfaction and discharge of the senior notes due 2026. This amount represents the write-off of deferred financing costs of $4.3 million and the difference between (i) the purchase price of U.S. government securities of $748.8 million used to redeem the senior notes due 2026 and (ii) the aggregate outstanding principal balance and accrued interest of the senior notes due 2026 of $748.1 million at the time of purchase of the government securities.

(4)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(5)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(6)Represents distributions to the holders of the Partnership’s common units as of the record date.